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                                   Exhibit 23


                             Consent of Independent
                               Public Accountants

                              Moore Stephens Apple
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                                                                      Exhibit 23
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                    Consent of Independent Public Accountants
                    -----------------------------------------


We consent to the incorporation by reference in the Registration Statement of The Lamson & Sessions Co. (Form S-8, File No. 333-46953) pertaining to The Lamson & Sessions Co. Deferred Savings Plan (the "Plan"), of our report dated May 2, 2000, with respect to the financial statements and supplemental schedules of the Plan included in the Plan's Annual Report on Form 11-K for the year ended December 31, 1999.



/s/ Moore Stephens Apple

June 27, 2000









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